UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2020 (May 13, 2020)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement.

On May 13, 2020, Teladoc Health, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the credit agreement by and among the Company, as borrower, the financial institutions listed therein as lenders and Jefferies Finance LLC, as administrative agent and collateral agent for the lenders (the “Credit Agreement”). The Amendment amends certain restrictive covenants that limit the Company’s ability to incur additional indebtedness to allow for the potential issuance by the Company of convertible senior notes, in an amount not to exceed $1.25 billion, in an offering prior to June 30, 2020.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 8.01. Other Events.

On May 14, 2020, the Company issued a press release announcing a proposed offering of $800 million aggregate principal amount of convertible senior notes due 2027 (the “notes”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced its intention to grant to the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the closing date for the offering of the notes, up to an additional $120 million aggregate principal amount of notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 14, 2020, the Company announced the pricing of its offering of $850 million aggregate principal amount of 1.25% convertible senior notes due 2027 in transactions exempt from registration under the Securities Act. The Company also announced that it granted to the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the closing date for the offering of the notes, up to an additional $150 million aggregate principal amount of notes. A copy of the press release announcing the pricing of the notes is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement by and among Teladoc Health, Inc., Jefferies Finance LLC, as administrative agent and issuing bank, and the lenders party thereto, dated as of May 13, 2020.
99.1	Teladoc Health, Inc. press release announcing the offering of the notes, dated May 14, 2020.
99.2	Teladoc Health, Inc. press release announcing the pricing of the notes, dated May 14, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date:	May 14, 2020	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary